Exhibit 4.35

EXECUTION VERSION

SHARE SUBSCRIPTION AGREEMENT

by and among

58.COM INC.

MAGIC HEART INC.

ZHUAN SPIRIT HOLDINGS LIMITED

and

TENCENT MOBILITY LIMITED

Dated as of April 18, 2017

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Schedules

Schedule 1	Covenant pursuant to Section 4.10(b)

Exhibits

Exhibit A	Form of Articles
Exhibit B	Form of Shareholders Agreement
Exhibit C	Form of Key Holder Business Cooperation Agreement
Exhibit D	Form of Tencent Business Cooperation Agreement
Exhibit E	Form of Framework Restructuring Agreement
Exhibit F	Capitalization Table
Exhibit G	Legal Opinion Items

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SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”) is made as of April 18, 2017, by and between 58.com Inc., a company incorporated in the Cayman Islands (the “Key Holder”), Magic Heart Inc., a company incorporated in the British Virgin Islands and wholly owned by the Key Holder, Zhuan Spirit Holdings Limited, a company incorporated in the Cayman Islands (the “Company”) and Tencent Mobility Limited, a company incorporated in Hong Kong (“Tencent”). The Key Holder, Magic Heart Inc., the Company and Tencent are each referred to herein as a “Party,” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Key Holder desires to contribute to the Group (a) the Principal Business pursuant to the Framework Restructuring Agreement in exchange for 429,999,990 Ordinary Shares to be issued to Magic Heart Inc. (the “Key Holder Subscription Ordinary Shares”) representing 43.0% of the issued share capital of the Company on a fully diluted basis immediately following the Closing and (b) the Key Holder Business Cooperation Agreement in exchange for 250,000,000 Series A Preferred Shares to be issued to Magic Heart Inc. (the “Key Holder Subscription Series A Shares”, and together with the Key Holder Subscription Ordinary Shares, the “Key Holder Subscription Shares”) representing 25.0% of the issued share capital of the Company on a fully diluted basis immediately following the Closing;

WHEREAS, the Company desires to establish the ESOP and reserve 70,000,000 Ordinary Shares representing 7.0% of the issued share capital of the Company on a fully diluted basis immediately following the Closing for issuance thereunder; and

WHEREAS, the Company and Tencent desire for the Company and Affiliates of Tencent to enter into the Tencent Business Cooperation Agreement on the Closing Date; and

WHEREAS, subject to the terms and conditions herein, Tencent desires to subscribe for, and the Company desires to issue, 250,000,000 Series A Preferred Shares (the “Tencent Subscription Shares”) representing 25.0% of the issued share capital of the Company on a fully diluted basis immediately following the Closing (and after issuance of Shares to Magic Heart Inc. in accordance with this Agreement).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties agree as follows:

Article I
INTERPRETATION

Section 1.1           Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Actions” shall mean actions, causes of action (whether at law or in equity), claims, demands, investigations, examinations, indictments, litigations, arbitrations, suits or other criminal, civil or administrative or investigative or similar proceedings (whether public or private).

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“Affiliate” of a Person (the “Subject Person”) shall mean (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person; provided, that none of the Group Companies, the Key Holder and Key Holder Parties shall be deemed to be an Affiliate of Tencent, and none of Tencent, Tencent Holdings Limited and their Affiliates shall be deemed to be an Affiliate of any of the Group Companies, Key Holder and the Key Holder Parties.

“Agreement” shall have the meaning set forth in the Preamble.

“Assets Sheet” shall mean a list of the Contributed Assets (other than the Non-Transferred Contributed Assets), together with their respective values as of the Closing Date.

“Articles” shall mean the amended and restated memorandum and articles of association of the Company, in the form attached hereto as Exhibit A.

“Authorization” shall have the meaning set forth in Section 3.1(d).

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks located in the Cayman Islands, New York, the PRC or Hong Kong are authorized or required by law or executive order to be closed and on which no tropical cyclone warning No. 8 or above and no “black” rainstorm warning signal is hoisted in Hong Kong at any time between 8:00 a.m. and 6:00 p.m. Hong Kong time.

“Capitalization Table” shall mean the capitalization table setting out the capitalization of each of the Group Companies, as attached hereto as Exhibit F.

“Claim Notice” shall have the meaning set forth in Section 5.3(a).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Balance Sheet” shall have the meaning set forth in Section 2.4(a)(x).

“Closing Date” shall have the meaning set forth in Section 2.2.

“Company” shall have the meaning set forth in the Preamble.

“Competitive Business” shall mean any business which is in direct competition with the Principal Business.

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“Competitor” shall mean any Person whose primary business is in direct competition with the Principal Business, which shall include Alibaba Group Holding Limited, or any Affiliate of such Person.

“Confidential Information” shall have the meaning set forth in Section 6.10(a).

“Contemplated Transactions” shall mean the transactions contemplated by the Transaction Documents.

“Contract” shall mean, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Contributed Assets” shall mean all assets, Intellectual Property, Information Technology, employees and Contracts set out in Framework Restructuring Agreement and other Restructuring Documents to be transferred or otherwise contributed by the relevant Key Holder Parties to the Group in accordance with Restructuring Documents, including the Transferred Contracts, the Transferred Employees, the Transferred IP and Transferred Inventories and any other assets that are currently used for, and are necessary and adequate to carry out, the operation of the Principal Business as currently operated.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor or agent or otherwise. For purposes of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting Equity Securities in such other Person. The terms “Controlled” and “Controls” shall have meanings correlative to the foregoing.

“Control Documents” shall mean, collectively, the agreements made from time to time, which enable the Company to exclusively Control, and consolidate in its financial statements the results of, the VIE Entity, in each case in form and substance satisfactory to Tencent.

“Director’s Indemnification Agreements” shall mean the respective indemnification agreements to be entered into by and between the Company and each director appointed to the Board, in form and substance reasonably satisfactory to Tencent.

“Disclosure Schedule” shall mean the disclosure schedule dated the date hereof in respect of this Agreement which has been provided by the Key Holder and the Company to Tencent.

“Encumbrance” shall mean (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (b) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (c) any adverse claim as to title, possession or use.

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“Equity Securities” shall mean, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, in the case of the Company, Ordinary Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP” shall mean the employee equity incentive plan to be adopted by the Company in form and substance reasonably satisfactory to Tencent.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FCPA” shall have the meaning set forth in Section 3.1(j)(ii).

“Framework Restructuring Agreement” shall mean the framework restructuring agreement to be entered into by and among certain Key Holder Parties, certain Group Companies and certain other parties thereto on or prior to the Closing, in the form attached hereto as Exhibit E.

On a “fully diluted basis” shall mean, for the purpose of calculating share numbers, that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) and Equity Securities which have been reserved for issuance pursuant to the ESOP have been so converted, exercised, exchanged or issued.

“Fundamental Representations” shall mean the representations and warranties made by the Key Holder or the Company (as the case may be) to Tencent contained in Section 3.1(a), Section 3.1(b), Section 3.1(i), Section 3.2(a), Section 3.2(b), Section 3.2(c), Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.3(e), Section 3.3(f), Section 3.3(l), Section 3.3(m) and Section 3.3(q).

“Government Official” shall have the meaning set forth in Section 3.1(j)(i).

“Governmental Authority” shall mean any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof and any governing body of any securities exchange.

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“Group” or “Group Companies” shall mean, collectively, the Company and its Subsidiaries (including, for the avoidance of doubt, the VIE Entity), and a “Group Company” shall mean any of them.

“HKIAC” shall have the meaning set forth in Section 6.2.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“ICP Permit” shall have the meaning set forth in Section 2.4(a)(vi).

“Indebtedness” shall mean, as of any time with respect to any Person, without duplication, (a) all Liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, (b) all Liabilities for the deferred purchase price of property, other than trade payables in the ordinary course outstanding for 90 days or less, (c) all Liabilities in respect of any lease of, or other arrangement conveying the right to use, real or personal property, or a combination thereof, which Liabilities are required to be classified and accounted for under US GAAP as capital leases, (d) all Liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (a), (b) or (c) above to the extent of the obligation secured, and all Liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured, (e) all guarantees of obligations of any other Person with respect to any of the foregoing and (f) any accrued and unpaid interest on any of the foregoing.

“Indemnified Parties” shall have the meaning set forth in Section 5.2(a).

“Indemnifying Party” shall have the meaning set forth in Section 5.2(a).

“Indemnity Notice” shall have the meaning set forth in Section 5.4.

“Information Technology” shall mean all computer systems, telecommunication systems, software (and the tangible media on which it is stored) and hardware including source and object code, cabling, routers, switched, racks, servers, PCs, laptops, terminals, scanners, printers and all associated peripherals, excluding in all cases Intellectual Property.

“Intellectual Property” shall mean any and all (a) patents (including all reissues, divisionals, provisionals, continuations, continuations in part, re-examinations, renewals and extensions thereof), patent applications, and other patent rights, (b) trademarks, service marks, tradenames, brand names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with all goodwill associated with any of the foregoing and applications, registrations and renewals in connection therewith, (c) copyrights, mask works, and copyrightable works, and all applications, registrations for and renewals in connection therewith, (d) internet domain names, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, Instagram, and other social media companies and the content found thereon and related thereto, and uniform resource locators, (e) proprietary computer software, including source code, object code and supporting documentation for such computer software, (f) trade secrets and proprietary information, including confidential business information, technical data, customer lists, data collections, methods and inventions (whether or not patentable and where or not reduced to practice), (g) copies and tangible embodiments of any of the foregoing and (h) all other intellectual property, whether or not registrable, in each case, under any Law or statutory provision or common law doctrine in any country.

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“Key Holder” shall have the meaning set forth in the Preamble.

“Key Holder Business Cooperation Agreement” shall mean the business cooperation agreement to be entered into by and among certain Group Companies and the Key Holder and/or its Affiliates, in the form attached hereto as Exhibit C.

“Key Holder Nominee” shall mean 北京云企互联投资有限公司, a company incorporated in the PRC.

“Key Holder Ordinary Share Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Key Holder Parties” shall mean the Key Holder and each of its Subsidiaries (including any variable interest entities Controlled by such Subsidiaries) which operates the Principal Business or will contribute any part of the Principal Business to the Group.

“Key Holder Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Key Holder Series A Share Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Key Holder Share Subscription” shall have the meaning set forth in Section 2.1(b).

“Key Holder Subscription Ordinary Shares” shall have the meaning set forth in the Recitals.

“Key Holder Subscription Series A Shares” shall have the meaning set forth in the Recitals.

“Key Holder Subscription Shares” shall have the meaning set forth in the Recitals.

“Knowledge” of any Person shall mean the actual knowledge of such Person (and in the case of any Person which is not an individual, such Person’s directors or officers) and that knowledge which should have been acquired by such Person or its directors or officers after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his business affairs.

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“Law” or “Laws” shall mean all applicable laws, regulations, rules and Orders of any Governmental Authority, securities exchange or other self-regulating body, including any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment. The term “lawful” shall be construed accordingly.

“Liabilities” shall mean any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by US GAAP or PRC GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Losses” shall have the meaning set forth in Section 5.2(a).

“Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on (a) the condition, assets, liabilities, results of operations or business of the Principal Business and the Group taken as a whole or (b) the ability of the Company, the Key Holder or their respective Affiliates to consummate the Contemplated Transactions; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the Principal Business or the Group to the extent relating to or arising in connection with (i) any action required to be taken pursuant to the terms and conditions of this Agreement or any other Transaction Documents or taken at the written direction of Tencent, (ii) changes affecting the industry in which the Principal Business or the Group operates or the economy or financial, credit or securities markets or political conditions generally in the PRC; provided, that in each case such changes do not have a unique or disproportionate impact on the Principal Business or the Group; (iii) effects resulting from any breach of this Agreement or any other Transaction Documents by Tencent or its Affiliates; or (iv) the announcement or consummation of the Contemplated Transactions.

“Non-Transferred Contributed Assets” shall mean services to be provided by the relevant Key Holder Parties to the Group Companies pursuant to clause 8.4(6) and clause 8.4(7) of the Framework Restructuring Agreement.

“Order” shall mean any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Ordinary Shares” shall mean the ordinary shares of par value US$0.00001 each in the share capital of the Company.

“Parties” shall have the meaning set forth in the Preamble.

“Party” shall have the meaning set forth in the Preamble.

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“Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

“PRC” shall mean the People’s Republic of China, but for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC GAAP” means the Generally Accepted Accounting Principles of the PRC.

“Principal Business” shall have the meaning given to “标的业务” in the Framework Restructuring Agreement.

“Relative” of a natural person means such Person’s spouse, parents, children and siblings, whether by blood, marriage or adoption.

“Restructuring” means the contribution of the Principal Business to the Group by the relevant Key Holder Parties pursuant to the Framework Restructuring Agreement and other transactions contemplated by the Restructuring Documents.

“Restructuring Representations” shall mean the representations and warranties made by the Key Holder or the Company (as the case may be) to Tencent contained in Section 3.1(f), Section 3.1(g), Section 3.1(h), Section 3.3(i) and Section 3.3(l), and all of the representations and warranties made by each of the Key Holder Parties in the Framework Restructuring Agreement.

“Restructuring Completion Date” shall mean the date on which the Restructuring is completed in accordance with the Restructuring Documents (other than those obligations that are ongoing and do not have a specific completion date under the Restructuring Documents).

“Restructuring Documents” shall mean the Framework Restructuring Agreement and any other agreements, documents or certificates delivered pursuant thereto or pursuant to the Restructuring.

“SEC” shall mean the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the listing rules of or any listing agreement with the applicable stock exchange and any other applicable law regulating securities or takeover matters.

“Series A Preferred Shares” shall mean the Series A preferred shares of par value US$0.00001 each in the share capital of the Company.

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“Shareholders Agreement” shall mean the shareholders agreement to be entered into by and among Magic Heart Inc., Tencent and the Company, in the form attached hereto as Exhibit B.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is Controlled by such Person. For the avoidance of doubt, a “variable interest entity” Controlled by a Person shall be deemed to be a Subsidiary of such Person.

“Tax” shall mean any tax, duty, deduction, withholding, impost, levy, fee, assessment or charge of any nature whatsoever (including income, franchise, value added, sales, use, excise, stamp, customs, documentary, transfer, withholding, property, capital, employment, payroll, ad valorem, net worth or gross receipts taxes and any social security, unemployment or other mandatory contributions) imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other Governmental Authority and any interest, addition to tax, penalty, surcharge or fine in connection therewith, including any obligations to indemnify or otherwise assume or succeed to the liability of any other Person with respect to any of the foregoing items.

“Tencent” shall have the meaning set forth in the Preamble.

“Tencent Business Cooperation Agreement” shall mean the business cooperation agreement to be entered into by and among certain Group Companies and certain Affiliates of Tencent, in the form attached hereto as Exhibit D.

“Tencent Nominee” shall mean 林芝利创信息技术有限公司, a company incorporated in the PRC, or such other Person designated by Tencent.

“Tencent Purchase Price” shall have the meaning set forth in Section 2.1(a).

“Tencent Share Subscription” shall have the meaning set forth in Section 2.1(a).

“Tencent Subscription Shares” shall have the meaning set forth in the Recitals.

“Third Party Claim” shall have the meaning set forth in Section 5.3(a).

“Transaction Documents” shall mean, collectively, this Agreement, the Articles, the Shareholders Agreement, the Key Holder Business Cooperation Agreement, the Tencent Business Cooperation Agreement, the Director’s Indemnification Agreements, the Restructuring Documents, the Control Documents and any other agreements, documents or certificates delivered pursuant hereto or thereto.

“Transferred Assets” shall mean all assets, Intellectual Property, Information Technology, employees and Contracts set out in Framework Restructuring Agreement and other Restructuring Documents to be transferred by the relevant Key Holder Parties to the Group in accordance with Restructuring Documents, including the Transferred Contracts, the Transferred Employees, the Transferred Tangible Assets, Transferred Database, the Transferred IP and Transferred Inventories.

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“Transferred Contracts” shall mean the business Contracts set out in Appendix I of the Framework Restructuring Agreement.

“Transferred Database” shall mean any and all databases, compilations and other collections of data and information in connection with the operation of the e-commerce marketplace platform and the mobile applications as set out in Appendix V and Appendix VI of the Framework Restructuring Agreement] (the “Marketplace”), including (a) the user login, password, personal data, contact, preferences and other account details of each customer, merchant, advertiser and other user of the Marketplace and (b) transactions, click-streams, browsing and other analytic data undertaken or otherwise generated on the Marketplace.

“Transferred Employees” shall mean the employees set out in Appendix IX of the Framework Restructuring Agreement.

“Transferred IP” shall mean the Intellectual Property set out in Appendix II, Appendix III, Appendix IV of the Framework Restructuring Agreement and the Transferred Database.

“Transferred Inventories” shall mean the inventories and stocks set out in Appendix VIII of the Framework Restructuring Agreement.

“Transferred Tangible Assets” shall mean the devices, equipment and any tangible assets set out in Appendix VII of the Framework Restructuring Agreement.

“US GAAP” shall mean the Generally Accepted Accounting Principles of the United States of America.

“VIE Entity” shall mean “北京转转精神科技有限责任公司”, the PRC domestic limited liability company which shall operate the Principal Business.

“VIE Purchase Price” shall mean RMB3,333,333, the amount to be contributed by the Tencent Nominee to the registered capital of the VIE Entity in exchange for 25.0% of the equity interests in the VIE Entity.

“WFOE” shall mean a wholly foreign-owned entity to be established in PRC, which is indirectly wholly-owned by the Company.

Section 1.2           Interpretation. Unless the express context otherwise requires:

(a)          the words “hereof,” “hereby,” “hereto,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)          the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

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(c)          any references herein to “US$” are to United States Dollars and any references herein to RMB are to PRC Renminbi;

(d)          any references herein to a specific Section, Schedule or Exhibit or to the Recitals or Preamble shall refer, respectively, to Sections, Schedules, Exhibits, Recitals or Preamble of this Agreement, unless otherwise specified;

(e)          wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;”

(f)           references herein to any gender shall include each other gender as the context requires;

(g)          the word “or” shall not be exclusive;

(h)          references to “written” or “in writing” include in electronic form;

(i)           the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption of burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any provision in this Agreement;

(j)           reference to any Person includes such Person’s successors and permitted assigns;

(k)          any reference to “days” shall mean calendar days unless Business Days are expressly specified;

(l)           when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day;

(m)         any reference to any Law shall be deemed to refer to the applicable Law in effect as of the date hereof (unless the applicable Law addressed matters as of an earlier date, in which case, applicable Law shall be deemed to mean the applicable Law in effect as of that date);

(n)          any reference in this Agreement to any agreement or instrument (other than the Disclosure Schedule) is a reference to that agreement or instrument as amended, novated or supplemented; and

(o)          if any amount in a certain currency is to be translated into an equivalent amount in another currency, such translation shall be done at the relevant daily spot rate of exchange reported by the People’s Bank of China which appears on the Reuters Screen “SAEC” Page at the end of the day on the second Business Day immediately prior to the Closing Date.

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Article II
SUBSCRIPTION AND SALE

Section 2.1           Issuance of the Subscription Shares.

(a)          Issuance of the Tencent Subscription Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Tencent agrees to subscribe for, and the Company agrees to issue and deliver to Tencent, the Tencent Subscription Shares, free and clear of all Encumbrances, for an aggregate purchase price (the “Tencent Purchase Price”) equal to US$250,000,000 constituting (i) cash consideration which is equal to US$200,000,000 payable in accordance with Section 2.3(a)(i) and (ii) the Tencent Business Cooperation Agreement (the “Tencent Share Subscription”).

(b)          Issuance of the Key Holder Subscription Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Magic Heart Inc. agrees to subscribe for, and the Company agrees to issue and deliver to Magic Heart Inc., (i) the Key Holder Subscription Ordinary Shares, free and clear of all Encumbrances, for an aggregate purchase price (the “Key Holder Ordinary Share Purchase Price”) equal to US$500,000,000 constituting the Principal Business to be contributed pursuant to the Framework Restructuring Agreement and (ii) the Key Holder Subscription Series A Shares, free and clear of all Encumbrances, for an aggregate purchase price (the “Key Holder Series A Share Purchase Price”, and together with the Key Holder Ordinary Share Purchase Price, the “Key Holder Purchase Price”) equal to US$250,000,000 constituting the Key Holder Business Cooperation Agreement ((i) and (ii) together, the “Key Holder Share Subscription”).

Section 2.2           Closing. The closing of each of the Tencent Share Subscription and the Key Holder Share Subscription (collectively, the “Closing”) shall take place electronically on the third Business Day following the satisfaction or waiver of the conditions set forth in Section 2.4(a) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as Tencent and the Key Holder may agree in writing. The “Closing Date” shall be the date upon which the Closing occurs.

Section 2.3           Payment and Delivery.

(a)          Payment and Delivery for the Tencent Share Subscription. At the Closing:

(i)          against compliance by the Key Holder and the Company with Section 2.3(a)(ii) and Section 2.3(b), Tencent shall:

(1)         pay and deliver, or cause to be paid and delivered, to the Company the Tencent Purchase Price minus the sum of (A) US$50,000,000 (being the value of the Tencent Business Cooperation Agreement) and (B) the US$ equivalent of the VIE Purchase Price, in US$ by wire transfer of immediately available funds, to such bank account designated in writing by the Company to Tencent at least seven Business Days prior to the Closing, such payment obligation to be satisfied by delivery of evidence of an irrevocable payment instruction by Tencent to the Company on the Closing Date; and

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(2)         deliver to the Company a copy of the Tencent Business Cooperation Agreement, duly executed by the relevant Affiliates of Tencent; and

(ii)         the Key Holder and the Company shall deliver to Tencent (1) a copy of the Tencent Business Cooperation Agreement, duly executed by all of the parties thereto other than Tencent or its Affiliates, (2) a scanned copy of a duly executed share certificate issued to Tencent in respect of the Tencent Subscription Shares (the original of which shall be delivered to Tencent within five (5) Business Days after the Closing), (3) a certified true copy of the register of members of the Company evidencing Tencent as the legal and beneficial holder of the Tencent Subscription Shares and (4) a certified true copy of the register of directors of the Company evidencing the appointment of the director nominated by Tencent as a director of the Board.

(b)          Payment and Delivery for Key Holder Share Subscription.

(i)          On or prior to the Closing, the Key Holder shall deliver to the Company a copy of the Framework Restructuring Agreement, duly executed by the relevant Key Holder Parties, and the Company shall deliver to the Key Holder a copy of the Framework Restructuring Agreement, duly executed by the relevant Group Companies.

(ii)         At the Closing:

(1)         the Key Holder shall deliver to the Company a copy of the Key Holder Business Cooperation Agreement, duly executed by the Key Holder and certain of its Affiliates; and

(2)         the Company shall deliver to the Key Holder (A) a copy of the Key Holder Business Cooperation Agreement, duly executed by all of the parties thereto other than the Key Holder and its Affiliates, (B) scanned copies of duly executed share certificates issued to Magic Heart Inc. in respect of the Key Holder Subscription Shares (the original of which shall be delivered to the Key Holder within five (5) Business Days after the Closing), (C) a certified true copy of the register of members of the Company evidencing Magic Heart Inc. as the legal and beneficial holder of the Key Holder Subscription Shares and (D) a certified true copy of the register of directors of the Company evidencing the appointment of the directors nominated by Magic Heart Inc. as directors of the Board.

(c)          Discharge of Payment Obligation. Completion by Tencent of its obligations under Section 2.3(a)(i) shall constitute full discharge of its obligations to pay the Tencent Purchase Price pursuant to Section 2.1(a). Completion by the Key Holder of its obligations under Section 2.3(b)(i) and Section 2.3(b)(ii)(1) shall constitute full discharge of its obligations to pay the Key Holder Purchase Price pursuant to Section 2.1(b).

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(d)          Restrictive Legend. Each of the share certificates in respect of any of the Tencent Subscription Shares and the Key Holder Subscription Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The securities represented by this certificate are subject to certain restrictions on transfer as set forth in THE APPLICABLE Shareholders’ Agreement, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate.

Section 2.4           Conditions.

(a)          Conditions to Tencent’s Obligations to Effect the Closing. The obligation of Tencent to consummate the transactions contemplated by Section 2.1, Section 2.2 and Section 2.3 is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Tencent in its sole discretion:

(i)          The Fundamental Representations shall have been true, accurate and not misleading in all respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such Fundamental Representations that are made as of a specific date, which shall speak only as of such date), and all other representations and warranties of the Key Holder contained in Section 3.1 and all other representations and warranties of the Company contained in Section 3.3 shall have been true, accurate and not misleading in all respects (in the case of any such representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any such representation or warranty without any materiality or Material Adverse Effect qualification) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(ii)         The Key Holder and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Documents that are required to be performed or complied with on or before the Closing Date.

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(iii)        No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by any Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the consummation of the Contemplated Transactions.

(iv)        The Key Holder and the Company shall have obtained any and all Authorizations necessary for the consummation by the Company of the issuance of the Tencent Subscription Shares to Tencent and the entry by each of the Key Holder and the Company into the Transaction Documents to which it is a party and the performance by it of its obligations contemplated thereby (other than those Authorizations to be obtained after the Closing pursuant to the Transaction Documents), all of which shall be in full force and effect.

(v)         No event, development or state of circumstances shall have occurred or come to exist which, individually or in the aggregate, has had or would reasonably be expected to have or result in a Material Adverse Effect.

(vi)        The portion of the Restructuring to be completed prior to the Closing pursuant to, and the obligations of each of the Key Holder Parties to be performed prior to the Closing under, the Restructuring Documents shall have been duly completed.

(vii)       The Key Holder and the Company shall have delivered to Tencent a certificate, dated the Closing Date and signed by a duly authorized signatory of the Key Holder, certifying that the conditions set forth in Section 2.4(a)(i), Section 2.4(a)(ii), Section 2.4(a)(iii), Section 2.4(a)(iv), Section 2.4(a)(v), Section 2.4(a)(vi), Section 2.4(a)(viii), Section 2.4(a)(xv) and Section 2.4(a)(xvii) have been satisfied.

(viii)      The VIE Entity shall have been duly established with the Key Holder Nominee holding 100% of the equity interests therein.

(ix)         The Key Holder shall have delivered to Tencent the Assets Sheet.

(x)          The Key Holder shall have delivered to Tencent an unaudited consolidated balance sheet of the Group as of the Closing Date (the “Closing Balance Sheet”), prepared in accordance with Section 4.6, and the liabilities of the Group as reflected in the Closing Balance Sheet (other than those liabilities arising from payments required to be paid by the Group Companies to the relevant Key Holder Parties specifically provided for under Restructuring Documents, which amount shall not exceed the amount of registered capital of the VIE Entity actually paid by the Key Holder) shall have been zero and the assets of the Group as reflected in the Closing Balance Sheet shall have reflected the value of the assets listed in the Assets Sheet (other than those to be contributed to the Group after the Closing under the Restructuring Documents or those of the Non-Transferred Contributed Assets).

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(xi)         The Key Holder and the Company shall have delivered to Tencent a duly executed copy of each of the Control Documents entered into among the VIE Entity, the Group Company incorporated in Hong Kong and certain other parties thereto, which shall remain in full force and effect.

(xii)        The Company shall have provided Tencent with true, correct and complete copies of the constitutional documents of each Group Company (other than the Company).

(xiii)       The Key Holder and the Company shall have delivered to Tencent a copy of each of the Shareholders Agreement and the Director’s Indemnification Agreements, duly executed by all of the parties thereto other than Tencent and the director nominated by Tencent as a director of the Board.

(xiv)      The Key Holder and the Company shall have delivered to Tencent legal opinions issued to Tencent by the Company’s Cayman Islands and PRC legal counsels, dated the Closing Date, relating to the Contemplated Transactions and including those items set forth on Exhibit G.

(xv)       The Articles shall have been duly adopted by the Company and shall remain in full force and effect.

(xvi)      A director nominated by Tencent shall have been appointed to the Board.

(xvii)     The Board and the shareholders of the Company shall have adopted resolutions approving immediately upon payment of the Tencent Purchase Price in accordance with this Agreement (1) the issue of the Tencent Subscription Shares to Tencent, (2) the updating of the register of members of the Company to reflect Tencent as the legal and beneficial owner of the Tencent Subscription Shares fully paid and non-assessable, (3) the issue of a share certificate in the name of Tencent in respect of the Tencent Subscription Shares and (4) the appointment of a director nominated by Tencent as a director of the Board.

(b)          Conditions to the Key Holder’s and the Company’s Obligations to Effect the Closing. The obligation of the Key Holder and the Company to consummate the transactions contemplated by Section 2.1, Section 2.2 and Section 2.3 is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived in writing by the Key Holder or the Company in its sole discretion:

(i)          The representations and warranties of Tencent contained in Section 3.4 shall have been true, accurate and not misleading in all respects (in the case of any such representation or warranty containing any materiality qualification) or in all material respects (in the case of any such representation or warranty without any materiality qualification) on and as of the date of this Agreement and on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

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(ii)         Tencent shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement and the other Transaction Documents that are required to be performed or complied with on or before the Closing Date.

(iii)        No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the Contemplated Transactions; and no action, suit, proceeding or investigation shall have been instituted or threatened by any Governmental Authority or any third party that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the Contemplated Transactions, or imposes any damages or penalties in connection with the consummation of the Contemplated Transactions.

(iv)        Tencent shall have delivered to the Company a copy of each of the Shareholders Agreement and the Director’s Indemnification Agreement in respect of the director nominated by Tencent as a director of the Board, duly executed by Tencent or such director (as the case may be).

Article III
REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of the Key Holder. Subject to Section 6.1, the Key Holder hereby represents, warrants and undertakes to Tencent that the following representations and warranties are true, accurate and not misleading on and as of the date of this Agreement, shall be true, accurate and not misleading on and as of the Closing Date with the same effect as if made on and as of the Closing Date and, solely with respect to the Restructuring Representations contained in this Section 3.1, shall be true, accurate and not misleading on and as of the Restructuring Completion Date with the same effect as if made on and as of the Restructuring Completion Date:

(a)          Authority. The Key Holder has full power and authority to enter into, execute and deliver each Transaction Document to which it is or will be a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to any Transaction Document and to perform its obligations thereunder. The execution and delivery by the Key Holder of each Transaction Document to which it is or will be a party and the performance by it of its obligations thereunder have been duly authorized by all requisite actions on its part. No vote or other approval of the stockholders of the Key Holder will be required for the consummation by the Key Holder of the Contemplated Transactions.

(b)          Valid Agreement. Each Transaction Document to which the Key Holder is or will be a party has been or will be duly executed and delivered by the Key Holder and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of the Key Holder, enforceable against the Key Holder in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(c)          Non-contravention; Litigation. Neither the execution and delivery of each Transaction Document to which the Key Holder is or will be a party nor the consummation of any of the Contemplated Transactions will (i) violate any provision of the organizational documents of the Key Holder or violate any Law or Order to which the Key Holder is subject or (ii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of or creation of an Encumbrance under or create in any party the right to accelerate, terminate, modify or cancel any Contract to which the Key Holder is a party, by which the Key Holder is bound or to which any of the Key Holder’s assets are subject. There is no action, suit or proceeding pending or, to the Knowledge of the Key Holder, threatened in writing against the Key Holder that questions the validity of this Agreement or the right of the Key Holder to enter into each Transaction Document to which it is or will be a party or to consummate the Contemplated Transactions.

(d)          Consents and Approvals. None of the execution and delivery of each Transaction Document to which the Key Holder is or will be a party, the consummation of any of the Contemplated Transactions nor the performance by the Key Holder of each Transaction Document to which the Key Holder is or will be a party in accordance with its terms requires any consent, approval, order, license or authorization of, registration, certificate, declaration or filing with or notice to any Governmental Authority or other third party (each, an “Authorization”), except for those Authorizations expressly set forth in the Transaction Documents.

(e)          Brokers. The Key Holder has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the issuance of the Tencent Subscription Shares, and none of the Group Companies is under any obligation to pay any broker’s fee or commission in connection with the issuance of the Tencent Subscription Shares or the Contemplated Transactions.

(f)          Principal Business.

(i)          Ordinary Course. The Principal Business has been carried on in the ordinary course and so as to maintain the same as a going concern. There is no existing fact or circumstance that may have, individually or in the aggregate, a Material Adverse Effect on the Principal Business as currently conducted.

(ii)         Transferred Contracts. Each Transferred Contract has been duly executed and is valid and binding on the parties thereto with full force and effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (1) no Transferred Contract will be terminated or adversely affected as a result of or in connection with the Contemplated Transactions and (2) none of the Key Holder Parties is in breach of or has Knowledge of the invalidity or grounds for rescission, avoidance or repudiation of, or any breach by any counterparty to, any Transferred Contract, nor has any Key Holder Party received notice of any intention to terminate any Transferred Contract or repudiate or disclaim any transaction pursuant thereto.

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(iii)        Transferred Employees.

(1)         No Key Holder Party is a party to any collective bargaining agreement. There are no existing or, to the Knowledge of the Key Holder, threatened labor strikes, disputes, grievances, arbitrations, union organizing efforts, picketing, handbilling, organized work stoppages, organized work slowdowns or other labor trouble or disputes involving any Transferred Employees that are material to the Principal Business.

(2)         Except as provided for or contemplated by the Transaction Documents and as expressly contemplated under the existing employment contracts with the Transferred Employees, (A) no Key Holder Party has any material obligation or liability whatsoever in respect of the employment of any Transferred Employee for any period prior to the Closing, including under any employee incentive plan, as a result of its execution of this Agreement or as a result of the completion of any of the Contemplated Transactions, and (B) each Group Company has complied in all material respects with all applicable national, provincial, local or municipal equal employment opportunity and other employment Laws.

(iv)        Transferred IP.

(1)         Each relevant Key Holder Party owns all necessary rights (including the rights of development, maintenance, licensing and sale), title and interest in and to, free and clear of all Encumbrances, or otherwise has all necessary and valid rights to use, all the Transferred IP, and no item of such Transferred IP is subject to any outstanding material injunction, judgment, order, decree, ruling or charge. Each material Transferred IP is valid, enforceable and subsisting, in full force and effect and has not been cancelled, expired or abandoned. The possession, development, use, marketing, licensing, sale or other exploitation by each Key Holder Party of any and all of the Transferred IP does not materially infringe, violate, misappropriate or otherwise interfere or conflict with any patent, trademark or other right, title or interest of any third party. There is no notice, claim or assertion (in writing or otherwise) that (1) any item of Transferred IP is invalid or any proprietary or other right therein is owned by a Person other than a Key Holder Party or (2) any Key Holder, any item of Transferred IP or the conduct of the Principal Business as currently conducted materially infringes, violates, misappropriates or otherwise interferes or conflicts with any right, title or interest of any third party, and no actual, pending or, to the Knowledge of the Key Holder, threatened claim, action, opposition, re-examination, interference or cancellation proceeding with respect thereto.

(2)         Each Transferred IP is owned by or registered or applied for solely in the name of the relevant Key Holder Parties, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied, except as has not materially and adversely affected the rights, title and interest to the Transferred IP. No Key Holder Party or, to the Knowledge of the Key Holder, any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Transferred IP to be invalid, unenforceable or not subsisting, provided that it shall not constitute a breach of this clause if the relevant Key Holder Parties have applied for registration, but fail to obtain the registration for reasons not attributable to such Key Holder Parties. Except as would not reasonably be expected to have a Material Adverse Effect, (A) no Transferred IP is the subject of any Encumbrance, license or other contract granting rights therein to any other Person, (B) no Transferred IP is subject to any proceeding, Order, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by any Key Holder Party or affects the validity, use or enforceability of such Transferred IP, (C) no Key Holder Party has transferred or assigned any Transferred IP, authorized the joint ownership of any Transferred IP or permitted the rights of any Key Holder Party in any Transferred IP to lapse or enter the public domain, and (D) to the Knowledge of the Key Holder, no third party is infringing or is likely to infringe any of the Transferred IP.

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(3)         Each of the Key Holder Parties has taken adequate security measures consistent with standard practices in the industry in which the Principal Business operates in material respects, to protect the secrecy, confidentiality and value of all of the trade secrets and any other non-public, proprietary information included in the Transferred IP.

(v)         Transferred Inventories and Transferred Tangible Assets.

(1)         Each Transferred Inventory and each Transferred Tangible Asset is in good working order in all material respects.

(2)         One or more of the relevant Key Holder Parties are the owner or have direct control of Transferred Inventories and Transferred Tangible Assets.

(3)         None of the Key Holder Parties has entered into or granted any Contract, option or right with or to any third party in relation to any of the Transferred Inventory or Transferred Tangible Asset which is still in force and effect, other than those in the ordinary course of business. The existence, use, distribution, operation, sale, transfer, modification or disposal of all or any part of any Transferred Inventory or Transferred Tangible Asset (including any ancillary part thereof) will not violate any applicable Law or infringe upon or misappropriate any third party’s rights. There is no notice, claim or assertion (in writing or otherwise) of any such violation, infringement or misappropriation and no actual, pending or, to the Knowledge of the Key Holder, threatened claim, action, investigation or proceeding with respect thereto. To the Knowledge of the Key Holder, there has been no unauthorized use, infringement or misappropriation of any of the Transferred Inventories by any third party.

(vi)        Legal Actions and Orders. There are no legal actions in progress, pending or, to the Knowledge of the Key Holder, threatened against any of the Key Holder Parties, the Principal Business or the Contributed Assets that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Principal Business nor the Contributed Assets are subject to any Orders that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vii)       Compliance with Legal Requirements. Each Key Holder Party has, in connection with the execution and delivery of each Transaction Document to which it is or will be a party and the consummation of the Contemplated Transactions, complied with, and the Principal Business and the Contributed Assets are in compliance with, all applicable Laws, other than such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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(viii)      Contributed Assets. The Contributed Assets comprise all of the assets, Intellectual Property, Information Technology, employees and Contracts that are currently used for, and are necessary, material and adequate to carry out, the operation of the Principal Business as currently operated. The Contributed Assets have been maintained and serviced in accordance with prudent practice in all material respects and in material compliance with all applicable Laws. As of the date hereof, the relevant Key Holder Parties have good and valid title to the Contributed Assets (other than employees and Contracts), free and clear of all Encumbrances, other than those Encumbrances as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g)          Closing Balance Sheet; Accounts. On the Closing Date, the Closing Balance Sheet will be prepared in accordance with US GAAP and will present fairly, in all material respects, the financial condition of the Group and the Principal Business as of the Closing Date. The Assets Sheet contains a full list of all assets necessary and material for the operation of the Principal Business as currently carried out (except for the Non-Transferred Contributed Assets).

(h)          Restructuring.

(i)          Each Restructuring Document to which any Key Holder Party is or will be a party will, upon execution, constitute the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of, and compliance with, the Restructuring Documents by the parties thereto will not result in any violation, breach or default, with or without the passage of time or the giving of notice or both, of any organizational document of any Key Holder Party, any Contract to which any Key Holder Party is a party or by which any Key Holder is bound or any Law or Order to which any Key Holder Party is subject.

(ii)         As of the Closing Date, the portion of the Restructuring to be completed prior to the Closing pursuant to the Restructuring Documents will be duly completed by the relevant parties in accordance with the Restructuring Documents. As of the Restructuring Completion Date, the Restructuring will be duly completed by the relevant parties pursuant to the Restructuring Documents (other than those that are specifically provided to be ongoing obligations and do not have a specific completion date under the Restructuring Documents).

(iii)        Upon completion of the Restructuring on Restructuring Completion Date, the Group Company shall have good and valid title to the Transferred Asset (other than employees and Contracts) that are material to the Principal Business, free and clear of all Encumbrances.

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(i)          Tax Filings. Each Key Holder Party contributing any part of the Principal Business to the Group has filed or caused to be filed in a timely manner all applicable Tax returns required to be filed by it, all such Tax returns are true, correct and complete in all material respects, and each such Key Holder Party has paid, or provided adequate reserves, for all deficiencies or other assessments of Tax owed by it in respect of the Principal Business. No unassessed Tax deficiency has been proposed or, to the Knowledge of the Key Holder, threatened against any such Key Holder Party.

(j)          FCPA Compliance. Neither the Key Holder nor, to the Knowledge of the Key Holder, any director, officer, agent, employee, Affiliate or other Person acting on its behalf has, in relation to the operation of the Principal Business:

(i)          made, or offered any payment of anything of value, or authorized such payment or offer, to any officer, employee or any other person acting in an official capacity for any government or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or for any public international organization, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person knowing or being aware of a high probability that all or a portion of such money or thing of value will be unlawfully offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of his lawful duty, (3) securing any improper advantage, (4) inducing such Government Official to influence or affect any act or decisions of any entity or enterprise owned or controlled by a government or (5) assisting any Key Holder Party in obtaining or retaining business for or with, or directing business to any Key Holder Party; or

(ii)         violated any provision of applicable anti-bribery and anti-corruption Laws of any jurisdiction in which any Key Holder Party conducts its business or operations, including the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(k)          Full Disclosure. As of the Closing Date, each of the Key Holder and the Company shall have provided Tencent with all the material information regarding the Group Companies which a prudent investor would have requested for deciding whether to purchase the Subscription Shares on the terms set out hereunder.

(l)          Compliance with Laws. None of the Key Holder Parties has been in violation of any applicable Law or Order applicable in relation to its operation of the Principal Business since its establishment, other than such violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.2           Representation and Warranties of the Magic Heart Inc. Subject to Section 6.1, Magic Heart Inc. hereby represents, warrants and undertakes to Tencent that the following representations and warranties are true, accurate and not misleading on and as of the date of this Agreement, shall be true, accurate and not misleading on and as of the Closing Date with the same effect as if made on and as of the Closing Date:

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(a)          Due Formation. Magic Heart Inc. is duly formed, validly existing and in good standing in the British Virgin Islands and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Magic Heart Inc. has full power and authority to enter into, execute and deliver each Transaction Document to which it is or will be a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to any Transaction Document and to perform its obligations thereunder. The execution and delivery by Magic Heart Inc. of each Transaction Document to which it is or will be a party and the performance by Magic Heart Inc. of its obligations thereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. Each Transaction Document to which Magic Heart Inc. is or will be a party has been or will be duly executed and delivered by Magic Heart Inc. and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of Magic Heart Inc., enforceable against Magic Heart Inc. in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)          Non-contravention; Litigation. Neither the execution and delivery of each Transaction Document to which Magic Heart Inc. is or will be a party nor the consummation of any of the Contemplated Transactions will (i) violate any provision of the organizational documents of Magic Heart Inc. or violate any Law or Order to which Magic Heart Inc. is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Magic Heart Inc.is a party, by which Magic Heart Inc.is bound or to which any of Magic Heart Inc.’s assets are subject. There is no action, suit or proceeding pending or, to the Knowledge of Magic Heart Inc. and the Key Holder, threatened against Magic Heart Inc.that questions the validity of this Agreement or the right of Magic Heart Inc. to enter into this Agreement or to consummate the Contemplated Transactions.

(e)          Consents and Approvals. None of the execution and delivery by Magic Heart Inc. of each Transaction Document to which Magic Heart Inc. is a party, the consummation by Magic Heart Inc. of any of the Contemplated Transactions nor the performance by Magic Heart Inc. of each Transaction Document to which Magic Heart Inc. is a party in accordance with its terms requires any Authorization, except for those Authorizations as have been or will have been obtained, made or given on or prior to the Closing Date.

Section 3.3           Representations and Warranties of the Company.Subject to Section 6.1, the Company hereby represents, warrants and undertakes to Tencent that the following representations and warranties are true, accurate and not misleading on and as of the date of this Agreement, shall be true, accurate and not misleading on and as of the Closing Date with the same effect as if made on and as of the Closing Date and, solely with respect to the Restructuring Representations contained in this Section 3.3, shall be true, accurate and not misleading on and as of the Restructuring Completion Date with the same effect as if made on and as of the Restructuring Completion Date:

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(a)          Due Formation. Each Group Company is duly formed, validly existing and in good standing in the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Each Group Company has full power and authority to enter into, execute and deliver each Transaction Document to which it is or will be a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to any Transaction Document and to perform its obligations thereunder. The execution and delivery by each Group Company of each Transaction Document to which it is or will be a party and the performance by such Group Company of its obligations thereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. Each Transaction Document to which any Group Company is or will be a party has been or will be duly executed and delivered by such Group Company and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of such Group Company, enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)          Articles; Business Licenses. As of the Closing Date, the Articles shall be in full force and effect and shall not have been superseded or amended. The business licenses and articles of association of each of the Group Companies incorporated in the PRC are in full force and effect under, and in compliance with, PRC Laws.

(e)          Capitalization.

(i)          As of the date hereof, the authorized share capital of the Company is US$50,000 divided into a total of 500,000,000 Ordinary Shares of which one is are issued and outstanding. Immediately prior to the Closing, the authorized share capital of the Company shall be US$50,000 divided into (1) a total of 4,500,000,000 Ordinary Shares, of which 10 will be issued and outstanding and (2) a total of 500,000,000 Series A Preferred Shares, none of which will be issued and outstanding. The Capitalization Table truly and accurately describes the capitalization of each Group Company on a fully diluted basis on the date hereof, immediately prior to the Closing and immediately following the Closing, in each case reflecting all then outstanding Equity Securities in such Group Company, the record and beneficial holders thereof and the terms of any vesting applicable thereto.

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(ii)         Except for certain rights provided in or contemplated by the Transaction Documents and provided under applicable Laws and the outstanding Equity Securities set forth in the Capitalization Table, (1) there are no outstanding Equity Securities in any Group Company, (2) no Equity Securities in any Group Company are subject to any preemptive rights, rights of first refusal or first offer or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption or repurchase of or a change in the vesting provisions related to, any Equity Security in such Group Company and (4) no Group Company has ever adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing or any other means.

(iii)        Except as provided in the Shareholders Agreement (from and after the Closing), the Company has not granted any registration rights or information rights to any other Person, nor is the Company obliged to cause the listing of any of the Equity Securities in any Group Company on any securities exchange.

(iv)        All of the outstanding Equity Securities in each Group Company (1) are duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances and (2) were not issued in contravention of any preemptive rights, rights of first refusal or first offer or similar rights or any applicable Laws or Contracts.

(v)         Except as contemplated by the Transaction Documents, there are no (1) resolutions pending to increase the authorized, issued or outstanding Equity Securities in any Group Company, (2) dividends which have accrued or been declared but are unpaid by any Group Company, (3) obligations, contingent or otherwise, of any Group Company to repurchase, redeem or otherwise acquire any Equity Securities or (4) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company.

(vi)        The rights of the Ordinary Shares and the Series A Preferred Shares are as stated in the Articles.

(f)          Due Issuance. The Tencent Subscription Shares have been duly authorized and, when issued and delivered to and paid for by Tencent pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances (except for restrictions arising under the Securities Act or created by virtue of the Transaction Documents), and upon delivery and entry into the register of members of the Company of the Tencent Subscription Shares, Tencent shall have good and valid title to the Tencent Subscription Shares, free and clear of all Encumbrances (except for restrictions arising under the Securities Act or created by virtue of the Transaction Documents). The Ordinary Shares into which the Tencent Subscription Shares are convertible have been reserved for issuance and, when issued and delivered in accordance with the terms of the Articles, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances (except for restrictions arising under the Securities Act or created by virtue of the Transaction Documents), and shall rank pari passu in all respects with existing Ordinary Shares at the time of their issuance. The issuance of the Tencent Subscription Shares and the Ordinary Shares into which they are convertible is not subject to any preemptive rights, rights of first refusal or first offer or similar rights. Assuming the truthfulness and accuracy of the representations made by Tencent under Section 3.4(f), the issuance of the Tencent Subscription Shares pursuant to this Agreement are, and the issuance of the Ordinary Shares into which they are convertible will be, exempt from the registration and prospectus delivery requirements of all applicable Securities Laws. All presently outstanding Equity Securities in the Company have been issued, and, assuming the truthfulness and accuracy of the representations made by Tencent under Section 3.4(f), the Tencent Subscription Shares and the Ordinary Shares into which they are convertible will be issued, in compliance with the requirements of all applicable Securities Laws.

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(g)          Non-contravention; Litigation. Neither the execution and delivery of each Transaction Document to which any Group Company is or will be a party nor the consummation of any of the Contemplated Transactions will (i) violate any provision of the organizational documents of any Group Company or violate any Law or Order to which any Group Company is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under or create in any party the right to accelerate, terminate, modify or cancel any Contract to which any Group Company is a party, by which any Group Company is bound or to which any Group Company’s assets are subject. There is no action, suit or proceeding pending or threatened in writing against any Group Company that questions the validity of this Agreement or the right of any Group Company to enter into each Transaction Document to which it is or will be a party or to consummate the Contemplated Transactions.

(h)          Consents and Approvals. None of the execution and delivery of each Transaction Document to which any Group Company is or will be a party, the consummation of any of the Contemplated Transactions nor the performance by any Group Company of each Transaction Document to which such Group Company is or will be a party in accordance with its terms requires any Authorization, except for those Authorizations expressly set forth in the Transaction Documents.

(i)          Holding Companies. Each of the Group Companies was formed solely to acquire and hold Equity Securities in the relevant Group Companies or the Contributed Assets or to operate the Principal Business and has not since its formation engaged in any business other than the Principal Business and the business in relation to its acquiring and holding Equity Securities in the other relevant Group Companies or the Contributed Assets.

(j)          Brokers. The Company has not dealt with any broker, finder, commission agent, placement agent or arranger in connection with the issuance of the Tencent Subscription Shares, and none of the Group Companies is under any obligation to pay any broker’s fee or commission in connection with the issuance of the Tencent Subscription Shares or the Contemplated Transactions.

(k)          Constitutional Documents. The constitutional documents of each Group Company are in the form provided to Tencent. Each Group Company has made available to Tencent or its advisors a copy of its minute books, to the extent such Group Company keeps minute books. Such copy is true, correct and complete, and contains all amendments and all minutes of meetings and actions taken by its shareholders and directors since the time of formation through the date hereof and reflects all transactions referred to in such minutes accurately in all material respects.

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(l)          Control Documents. As of the Closing Date (with respect to the following clauses (i) through (iii) and (v)) and the Restructuring Completion Date (with respect to clauses (i) through (v)):

(i)          Each party to any Control Document (other than the Tencent Nominee) has full power and authority to enter into, execute and deliver such Control Document to which it is a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to the Control Documents and to perform its obligations thereunder. The execution and delivery by such party of each Control Document to which it is a party and the performance by such party of its obligations thereunder have been duly authorized by all requisite actions on its part. Subject to any necessary Authorization by the relevant Governmental Authority, each Control Document to which such party is a party has been or will be duly executed and delivered by such party and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, except as limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii)         No Authorizations are required to be obtained for the execution and delivery of the Control Documents, the performance by the parties to each Control Document of their respective obligations thereunder and the transactions contemplated under the Control Documents, other than those Authorizations that (1) have already been obtained or provided for under the Control Documents, (2) remain in full force and effect, (3) are required to register any share pledge to secure the VIE Entity’s obligations under the Control Documents and to make the transfer of profits from the VIE Entity to the Group Company incorporated in Hong Kong, (4) are required for transfer of equity interests in the VIE Entity upon exercise by the WFOE of its rights under the relevant exclusive option agreement among the WFOE, the VIE Entity and the shareholders of the VIE Entity and (5) do not impose any obligation, condition or restriction that would create a material burden on the parties to the Control Documents.

(iii)        The execution, delivery and performance by each and all of the relevant parties (other than the Tencent Nominee) of their respective obligations under each and all of the Control Documents, and the consummation of the transactions contemplated thereunder, did not and do not (1) result in any violation of their respective articles of association, business licenses or constitutive documents, (2) result in any violation of any applicable PRC Laws which would reasonably be expected to have, individually or in aggregate, a Material Adverse Effect or (3) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Order of any court of the PRC having jurisdiction over the relevant parties to the Control Documents or any Contract to which any of such parties is expressed to be a party or which is binding on any of them.

(iv)        Each Control Document entered into between the WFOE and the VIE Entity is, and all of such Control Documents taken as a whole are, legal, valid, enforceable and admissible as evidence under PRC Laws, and constitute the legal and binding obligations of the relevant parties.

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(v)         All shareholders of the VIE Entity (other than the Tencent Nominee) are acting in good faith and in the best interests of the Company. There have been no disputes, disagreements, claims or any legal proceedings of any nature, raised by any Governmental Authority or any other party, pending or, to the Knowledge of the Company, threatened against or affecting any of the VIE Entity and other Group Companies that (1) challenge the validity or enforceability of any part or all of the Control Documents taken as a whole, (2) challenge the VIE structure or the ownership structure as set forth in the Control Documents, (3) claim any ownership, share, equity or interest in the VIE Entity or other Group Companies, or claim any compensation for not being granted any ownership, share, equity or interest in the VIE Entity or other Group Companies or (4) claim any of the Control Documents or the ownership structure thereof or any arrangement or performance of or in accordance with the Control Documents was, is or will violate any PRC Laws.

(m)          Tax Filings.

(i)          Each of the Group Companies has filed or caused to be filed in a timely manner all Tax returns required to be filed by it, all such Tax returns are true, correct and complete in all material respects and each of the Group Companies has paid, or provided adequate reserves, for all Taxes and deficiencies or other assessments of Tax owed by it. All Taxes which any Group Company has been obligated to collect, deduct or withhold from amounts paid by any customer or other third party, or owing to any employee, creditor or other third party, have been timely collected, deducted or withheld and paid to the appropriate Governmental Authority.

(ii)         No Tax examination, audit, investigation or administrative or judicial proceedings by any Governmental Authority are currently in progress with respect to the Group Companies. None of the Group Companies has received any from any Governmental Authority (1) notice indicating any intent to open an examination, audit, investigation or administrative or judicial proceedings in respect of any Tax or Tax return or (2) notice of deficiency or proposed adjustment for any unpaid Taxes.

(n)          Interested Party Transaction. Except as set forth in or contemplated by the Transaction Documents, none of the Key Employees, the shareholders, officers or directors of a Group Company, or officer or director of any Group Company’s shareholder, or any Affiliate of any foregoing party, has any contract, understanding or proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted, or committed to make loans or extend or guarantee credit, to any of such Persons, other than for accrued salaries, reimbursable expenses or other standard employee benefits.

(o)          FCPA Compliance. None of the Group Companies nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or other Person acting on the behalf of any Group Company has:

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(i)          made, or offered any payment of anything of value, or authorized such payment or offer, to any Government Official or to any person knowing or being aware of a high probability that all or a portion of such money or thing of value will be unlawfully offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (1) influencing any act or decision of such Government Official in his official capacity, (2) inducing such Government Official to do or omit to do any act in violation of his lawful duty, (3) securing any improper advantage, (4) inducing such Government Official to influence or affect any act or decisions of any entity or enterprise owned or controlled by a government or (5) assisting any Group Company in obtaining or retaining business for or with, or directing business to any Group Company; or

(ii)         violated any provision of applicable anti-bribery and anti-corruption Laws of any jurisdiction in which any Group Company conducts its business or operations, including the FCPA.

(p)          Compliance with Laws. Each of the Group Companies has been in compliance with any Law or Order applicable to it since its establishment (including applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure or transfer of personal information).

(q)          Insolvency.

(i)          The aggregate assets of each Group Company, at a fair valuation, exceeds or shall exceed the aggregate debt of such Group Company as the debt becomes absolute and mature, and each Group Company is not incurring nor intends to incur, and shall not have incurred nor intended to incur, debt beyond its ability to pay such debt as such debt becomes absolute and matures.

(ii)         There has not been commenced against any Group Company an involuntary case under any applicable national, provincial, city, local or foreign bankruptcy, insolvency, receivership or similar Law, or any Action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Group Company or for any substantial part of its property or for the winding up or liquidation of its affairs.

Section 3.4           Representations and Warranties of Tencent. Tencent hereby represents, warrants and undertakes to the Key Holder and the Company that the following representations and warranties are true, accurate and not misleading on and as of the date of this Agreement and shall be true, accurate and not misleading on and as of the Closing Date with the same effect as if made on and as of the Closing Date:

(a)          Due Formation. Tencent is duly formed, validly existing and in good standing in Hong Kong and has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. Tencent has full power and authority to enter into, execute and deliver each Transaction Document to which it is or will be a party and each other agreement, certificate, document and instrument to be executed and delivered by it pursuant to any Transaction Document and to perform its obligations thereunder. The execution and delivery by Tencent of each Transaction Document to which it is or will be a party and the performance by Tencent of its obligations thereunder have been duly authorized by all requisite actions on its part.

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(c)          Valid Agreement. Each Transaction Document to which Tencent is or will be a party has been or will be duly executed and delivered by Tencent and constitutes, or when executed and delivered in accordance herewith will constitute, the legal, valid and binding obligations of Tencent, enforceable against Tencent in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)          Non-contravention; Litigation. Neither the execution and delivery of each Transaction Document to which Tencent is or will be a party nor the consummation of any of the Contemplated Transactions will (i) violate any provision of the organizational documents of Tencent or violate any Law or Order to which Tencent is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an Encumbrance under or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Tencent is a party, by which Tencent is bound or to which any of Tencent’s assets are subject. There is no action, suit or proceeding pending or, to the Knowledge of Tencent, threatened against Tencent that questions the validity of this Agreement or the right of Tencent to enter into this Agreement or to consummate the Contemplated Transactions.

(e)          Consents and Approvals. None of the execution and delivery by Tencent of each Transaction Document to which Tencent is a party, the consummation by Tencent of any of the Contemplated Transactions nor the performance by Tencent of each Transaction Document to which Tencent is a party in accordance with its terms requires any Authorization, except for those Authorizations as have been or will have been obtained, made or given on or prior to the Closing Date.

(f)          Status and Investment Intent.

(i)          Experience. Tencent has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Tencent Subscription Shares. Tencent is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)         Purchase Entirely for Own Account. Tencent is acquiring the Tencent Subscription Shares pursuant to this Agreement for its own account for investment purposes only and not with the view nor intention to resell, distribute or otherwise dispose thereof. Tencent does not have any direct or indirect arrangement or understanding with any other Person to distribute the Tencent Subscription Shares in violation of the Securities Act or any other applicable state securities law.

(iii)        Solicitation. Tencent was not identified or contacted through the marketing of the Tencent Subscription Shares. Tencent did not contact the Company as a result of any general solicitation or directed selling efforts.

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(iv)        Restricted Securities. Tencent acknowledges that the Tencent Subscription Shares are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law. Tencent further acknowledges that, absent an effective registration under the Securities Act, the Tencent Subscription Shares may only be offered, sold or otherwise transferred (1) to the Company, (2) outside the United States of America in accordance with Rule 904 of Regulation S under the Securities Act or (3) pursuant to an exemption from registration under the Securities Act.

(v)         Not U.S. Person. Tencent is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act.

(vi)        Offshore Transaction. Tencent has been advised and acknowledges that in issuing the Tencent Subscription Shares to it pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S under the Securities Act. Tencent is acquiring the Tencent Subscription Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S under the Securities Act.

Article IV
COVENANTS

Section 4.1           Conduct of Business of the Company. From the date hereof until the Closing Date, except as expressly contemplated by any Transaction Document or with the prior written consent of Tencent (which consent shall not be unreasonably withheld or delayed), the Company shall not, and each of the Key Holder and the Company shall cause each of the Group Companies not to:

(a)          amend its organizational documents;

(b)         split, combine or reclassify any Equity Security in any Group Company;

(c)          declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Equity Securities in any Group Company;

(d)          redeem, repurchase or otherwise acquire any Equity Securities in the any Group Company;

(e)          issue, deliver or dispose of any Equity Securities in any Group Company, other than the issuance of any Equity Securities of any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company;

(f)          amend any term of any Equity Securities in any Group Company;

(g)         acquire (by merger, consolidation or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business consistent with past practice;

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(h)         sell, lease or otherwise dispose of, or create or incur any Encumbrance on, any assets, securities, properties or interests of any Group Company, other than in the ordinary course of business consistent with past practice;

(i)           make any loans, advances or capital contributions to, or investments in, any other Person;

(j)           create, incur, assume, suffer to exist or otherwise be liable with respect to any Indebtedness, other than in the ordinary course of business consistent with past practice;

(k)          hire any employee or consultant or adopt, establish, enter into, amend, terminate or increase the benefits under any employee benefit plan, practice, program, policy or Contract;

(l)           make any material change in any method of accounting or accounting practice used by such Group Company;

(m)         enter into any contract or other transaction with an Affiliate;

(n)         make, change or revoke any material Tax election, enter into, request or obtain any “closing agreement” with any Governmental Authority in respect of Taxes, file any amended Tax return, incur any Liability for Tax other than in the ordinary course of business or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

(o)         initiate or settle any Action involving or against any Group Company; or

(p)         agree, commit or offer to do any of the foregoing.

Section 4.2           Operation of the Principal Business. From the date hereof until the Closing Date, (a) the Key Holder shall ensure that the Principal Business is carried out in the ordinary course consistent with past practice, and shall use commercially reasonable efforts to preserve its relationships with customers, suppliers, lenders and other Persons having business dealings relating to the Principal Business and keep available the services of and not to change the main work undertaken by, the employees who are currently involved in the Principal Business but cannot be transferred to the Group due to reasons associated with their work residence permit. The Key Holder shall, and shall cause each of the relevant Key Holder Parties to, use commercially reasonable efforts to negotiate and renew business contracts in the Principal Business which have expired on or prior to the date hereof. The Key Holder shall ensure that the Principal Business is conducted in a manner which complies with all applicable Laws in all material respects. The Key Holder shall, and shall cause each of the relevant Key Holder Parties, to provide the Group with the support required under the Restructuring Documents in compliance with the terms thereof.

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Section 4.3           Regulatory Compliance. The Company shall ensure that each of the Group Companies complies, in all material respects, with all applicable PRC Laws, including Laws in connection with the operation of the Principal Business, internet advertising, welfare funds, social benefits, medical benefits, insurance, requirement benefits, pensions and income, value-added or business tax.

Section 4.4           Negative Covenants. From the date hereof until the Closing Date, except as expressly contemplated by any Transaction Documents or with the prior written consent of Tencent (which consent shall not be unreasonably withheld or delayed), the Key Holder shall ensure that no Key Holder Party shall do any of the following:

(a)          Compensation. other than in the ordinary course of business consistent with past practice, (i) increase annual recurring compensation or fringe benefits payable to any Person employed in connection with the Principal Business, (ii) pay or grant any severance, termination or change-of-control benefit to such Person or (iii) adopt or amend any employee incentive plan of any Key Holder Party involved in the Principal Business;

(b)          Contracts. (i) terminate any Transferred Contract or (ii) modify or amend any Transferred Contract or otherwise assume any additional liability or obligations pursuant to such Transferred Contract, other than on terms that would not be materially adverse to the interests of the Principal Business and any modification, amendment or liability that is made or incurred in the ordinary course of business;

(c)          No Material Adverse Effect. take any action that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d)          Disposition of Contributed Assets. sell, convey, assign, lease or otherwise transfer or dispose of any of the Contributed Assets, other than in the ordinary course of business consistent with past practice;

(e)          Encumbrances. create, assume or permit to exist any Encumbrance upon any of the Contributed Assets, other than in the ordinary course of business consistent with past practice;

(f)          Authorizations. do any act or fail to do any act which could result in the termination, expiration, revocation, suspension, nonrenewal or adverse modification of any Authorizations necessary and material for the operation of the Principal Business;

(g)          Waivers etc. waive, release or assign any material right or claim relating to the Principal Business or the Contributed Assets; and

(h)          No Agreement. agree to do any of the foregoing.

Section 4.5           Affirmative Covenants. From the date hereof until the Closing Date, the Key Holder shall, and shall ensure that each of the Key Holder Parties shall, do the following:

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(a)          Access to Information. provide each of the Company, Tencent and their respective representatives reasonable access to the Principal Business and the Contributed Assets for purposes of audit and inspection, and make available or cause to be made available to each of the Company, Tencent and their respective authorized representatives all information with respect to the Principal Business and the Contributed Assets as such Person may reasonably request;

(b)          Maintenance of Assets. (i) maintain all of the Contributed Assets (including Transferred IP) and all buildings or other improvements located on any leased real property owned or used in connection with the Principal Business in a condition (ordinary wear and tear excepted) no worse than the condition as of the date hereof, and use all of the Contributed Assets and all buildings or other improvements located on any leased real property owned or used in connection in the Principal Business in a commercially reasonable manner, and (ii) duly perform and enforce the Transferred Contracts;

(c)          Insurance. maintain existing insurance coverage with respect to the Principal Business and the Contributed Assets consistent with past practice;

(d)          Books and Records. maintain the books and records of the Principal Business in the ordinary course;

(e)          Notification. promptly notify Tencent of (i) any material change in the Key Holder’s representations and warranties or any material failure to perform any covenant or agreement of the Key Holder contained in any Transaction Document or (ii) any material breach of any representation, warranty, covenant or agreement of the Key Holder contained in any Transaction Document. Such notification shall be without prejudice to any rights or remedies accruing to Tencent from any such change, failure or breach;

(f)          Compliance with Laws. comply in all material respects with all Laws applicable to the Principal Business and the Contributed Assets; and

(g)          Goodwill. use its commercially reasonable efforts to preserve for the Company the goodwill of the Key Holder Parties’ suppliers, customers, landlords and other Persons having business relations with the Key Holder Parties in relation to the Principal Business.

Section 4.6           Closing Balance Sheet; Accounts.

(a)          As soon as practicable after the date hereof, the Key Holder shall prepare and deliver to Tencent the Assets Sheet and the Closing Balance Sheet, together with the assumptions made in the preparation thereof, and any supporting documentation therefor reasonably requested by Tencent. The Closing Balance Sheet shall be prepared in accordance with US GAAP.

(b)          The Key Holder shall ensure that, as of the Closing Date, the amount of liabilities of the Group as reflected in the Closing Balance Sheet (other than those liabilities arising from payment required to be paid by the Group Companies specifically provided for under Restructuring Documents, which amount shall not exceed the amount of registered capital of the VIE Entity actually paid by the Key Holder) is zero.

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Section 4.7           VIE Entity and Control Documents.

(a)          The Company shall ensure that, within 90 days after the Closing Date, all necessary Authorizations shall have been obtained in connection with the contribution of the VIE Purchase Price by or on behalf of the Tencent Nominee to the registered capital of the VIE Entity and the amendment of the constitutional documents of the VIE Entity to reflect the holding by the Tencent Nominee of 25.0% of the equity interests in the VIE Entity, and Tencent shall, and shall cause the Tencent Nominee to, provide necessary assistance requested by the Company.

(b)          The Company shall ensure that, as soon as practicable but in any event within 90 days after the Closing Date, the VIE Entity is duly established with the Tencent Nominee and the Key Holder Nominee holding 25.0% and 75.0% of the equity interests therein, respectively, and Tencent shall, and shall cause the Tencent Nominee to, provide necessary assistance requested by the Company.

(c)          As soon as practicable but in any event within 90 days after the Closing Date, (i) the Company shall, or cause the other Group Companies to, establish the WFOE and (ii) the Company shall cause concurrently the termination of the Control Documents then in force and effect among the Group Company incorporated in Hong Kong, the VIE Entity and certain other parties thereto and the entry into new Control Documents by the WFOE and the VIE Entity.

(d)          Against compliance by the Company with, and as soon as practicable but in any event within five (5) Business Days after the completion of, Section 4.7(a), 4.7(b) and 4.7(c), Tencent shall (i) cause the entry into the new Control Documents referred to in Section 4.7(c) by the Tencent Nominee and (ii) pay and deliver, or cause to be paid and delivered, to the VIE Entity, on behalf of the Tencent Nominee, the VIE Purchase Price in RMB as capital contribution to the VIE Entity by wire transfer of immediately available funds to such bank account designated in writing by the Company to Tencent at least seven Business Days prior to the date of such proposed payment.

Section 4.8           Restructuring.

(a)          The Parties shall, and the Key Holder and the Company shall cause the Key Holder Parties and the Group Companies to, negotiate, prepare and finalize in good faith the Restructuring Documents, other than the Framework Restructuring Agreement, to the reasonable satisfaction of Tencent as soon as practicable following the date hereof.

(b)          Neither the Key Holder nor the Company shall, and the Key Holder and the Company shall cause each of the Key Holder Parties and the Group Companies not to, consent to any amendment, supplement, termination or waiver of any rights or obligations under any Restructuring Document, save with the prior written consent of Tencent (which consent shall not be unreasonably withheld or delayed).

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(c)          During the term of the Framework Restructuring Agreement, each of the Key Holder and the Company shall, and shall cause each of the Key Holder Parties and the Group Companies to, provide Tencent and, at the request of Tencent, its professional advisors with (i) an update on the status of the Restructuring after the completion of any material step thereto and (ii) any relevant documentation evidencing the contents of such update, to the extent such documentation exists.

(d)         The Key Holder shall, and shall cause each of the Key Holder Parties and the Group Companies to, duly perform each of its obligations under the Restructuring Agreement before the expiration of any applicable deadlines and consummate the Restructuring in accordance with the Restructuring Documents and in compliance with all applicable PRC Laws in all material respects.

(e)          The Company shall ensure that, within 12 months after the Closing Date, the VIE Entity obtains from the relevant PRC Governmental Authority the ICP Permit and deliver to Tencent a copy of the ICP Permit, and the Key Holder shall, and shall cause each of the Key Holder Parties to, use commercially reasonable efforts to assist the Company and the VIE Entity in applying for and obtaining the ICP Permit.

(f)          The Company shall ensure that the VIE Entity and the shareholders of the VIE Entity (other than the Tencent Nominee) and Tencent shall ensure that the Tencent Nominee, file with the competent PRC administration for industry and commerce, as soon as practicable but in any event within one month after the completion of Section 7, the pledge created over the equity interests in the VIE Entity in accordance with the Control Documents and provide to Tencent a copy of the registration certificate obtained from the competent PRC administration for industry and commerce, provided that failure to complete the filing with such period due to reasons on the part of the competent PRC administration for industry and commerce shall not constitute a violation or non-performance of this Section 4.8(f).

(g)         The Key Holder shall, and shall cause each of the relevant Key Holder Parties to, and the Company shall, and shall cause each of the relevant Group Companies to, duly perform each of its obligations with respect to trademarks and IPs provided for under the Framework Restructuring Agreement in accordance with the terms thereof.

(h)         In connection with the Restructuring, the Key Holder shall bear, or shall reimburse the Group Companies for, (i) all Tax Liabilities incurred in connection with the contribution of assets by the relevant Key Holder Parties to the Group pursuant to the Framework Restructuring Agreement and the contribution of business resources other than the advertisement support by the relevant Key Holder Parties to the Group pursuant to the Key Holder Business Cooperation Agreement, and (ii) all obligations for severance or similar payments to employees of the Principal Business taking into account the seniority of such employees to the extent arising from the termination of their employment with the relevant Key Holder Party prior to the earlier of (1) the Closing Date and (2) the date on which such employees are transferred to the Group pursuant to the Restructuring Documents. All Tax Liabilities of the Group Companies arising from matters occurred prior to the Closing Date shall be borne by the Key Holder.

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(i)          The Key Holder shall ensure that the total purchase price for all Contributed Assets payable by any Group Company to any Key Holder Party or third party (other than payment pursuant to and specified in section 8.4(6) of the Framework Restructuring Agreement) shall not exceed the amounts of cash contributions paid by Key Holder Nominee to the VIE Entity as registered capital, which shall be RMB10,000,000.

Section 4.9           Non-Assignable Assets.

(a)          None of the Key Holder Parties nor the Group Companies shall be required to assign or transfer any Contributed Asset which by its terms or by Law is not assignable or transferable without the consent or approval of any Governmental Authority or other third party or satisfaction of any condition (each “Conditional Transfer Asset”), unless and until such consent or approval has been obtained or such condition has been satisfied, or any Non-Transferred Contributed Asset.

(b)          The Key Holder and the Company shall, and shall cause each of the Key Holder Parties and the Group Companies to, use commercially reasonable efforts to obtain as expeditiously as possible any consent or approval that may be required and to satisfy any condition necessary to the assignment or transfer of a Conditional Transfer Asset to the Group Companies.

(c)          (A) With respect to any Conditional Transfer Asset that is not a Contract, unless and until any such consent or approval that may be required is obtained or any such condition is satisfied, to the extent permitted by applicable Law and by the terms of the applicable Conditional Transfer Asset, the Key Holder and the Company shall, and shall cause each of the Key Holder Parties and the Group Companies to, cooperate and use commercially reasonable efforts to establish an arrangement (including subcontracting, sublicensing or subleasing arrangements) under which the Group Companies would obtain the rights and benefits and assume the corresponding liabilities and obligations under such Conditional Transfer Asset or under which the Key Holder or the Key Holder Parties would, at the reasonable request of the Group Companies, enforce for the benefit of the Group Companies, in respect of such Conditional Transfer Asset, any and all claims, rights and benefits of the Key Holder and its Subsidiaries against a third party; (B) with respect to any Conditional Transfer Asset that is a Contract, the Parties shall discuss in good faith and agree upon the arrangement to ensure that the arrangements under this Section 4.9(c) can be applied to such Contract, unless such arrangements are expressly provided for under the Framework Restructuring Agreement. The foregoing arrangement shall not apply to a Transferred Employee.

(d)          If and when all such consents or approvals are obtained and all such conditions are satisfied in respect of the relevant Conditional Transfer Asset, the transfer of such Conditional Transfer Asset to the Group Companies shall be effected in accordance with the terms of the Restructuring Documents.

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Section 4.10         Non-competition.

(a)          From the date hereof until the date on which Tencent and its Affiliates dispose of all their respective interests in the Group, the Key Holder shall not, and shall cause its Affiliates not to, directly or indirectly, invest in, own, manage, operate or Control any Competitor or otherwise participate, engage or invest in or operate any Competitive Business, other than through the Group Companies, without the prior written consent of Tencent; provided, that the restrictions contained in this Section 4.10(a) shall not restrict (i) the acquisition of less than 5% of the outstanding share capital of any Competitor that is a publicly traded company and (ii) the ownership, management, operation and Control of any Competitor, or the direct or indirect participation, engagement or investment in any Competitive Business by entities not Controlled by the Key Holder or any of its Affiliates.

(b)          From the date hereof until the date on which the Key Holder and its Affiliates dispose of all their respective interests in the Group, Tencent shall, and shall cause its Affiliates to comply with the obligations set out in Schedule 1.

(c)          Each of the Key Holder and Tencent acknowledges and agrees that the agreements and covenants contained in this Section 4.10 are reasonable in scope and duration, an integral part of the Contemplated Transactions and necessary to protect and preserve the Company’s legitimate business interests and the value of the Principal Business and to prevent any unfair advantage.

Section 4.11         Most Favored Nation. From the date hereof until the Closing Date, if the Company proposes to issue any Equity Security to any Person, or any of the Key Holder Parties enters into any agreement with any Person in connection with the subscription for Equity Securities in the Company by such Person, which is on terms or provides rights which are more favorable to such Person than those contained in the Transaction Documents, the Key Holder and the Company shall promptly notify Tencent thereof and agree to, and shall cause all necessary third parties to agree to, such amendments to the Transaction Documents as shall ensure that those same terms or rights are provided to Tencent.

Section 4.12         Further Assurances. From the date hereof until the Closing Date, the Parties shall use their commercially reasonable efforts to satisfy the conditions precedent to the consummation of the Contemplated Transactions.

Section 4.13         Use of Proceeds. The Company shall use the Tencent Purchase Price for the general corporate purposes of the Group Companies.

Section 4.14         Cooperation. The Parties shall use their commercially reasonable efforts to cooperate to facilitate the further development of the Principal Business following the Closing.

Section 4.15         Conduct of Other Businesses. The Company shall ensure that the Group shall conduct (a) any business relating to real estate, automobiles or human resources exclusively in cooperation with the Key Holder and its Affiliates, and (b) any business relating to finance exclusively in cooperation with the Key Holder and its Affiliates and/or Tencent and its Affiliates. The Company shall not, and shall cause the Group not to, conduct any business relating to real estate, automobiles, human resources or finance in any manner not compliant with the preceding sentence without the prior approval of the Board.

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Section 4.16         Permits. The Company shall ensure that the Group Companies promptly obtain all Authorizations required by applicable PRC Laws and necessary and material for the Principal Business and any other business proposed to be conducted by the Group Companies.

Section 4.17         Access. From the date hereof until the Closing Date, the Key Holder shall, and shall cause its Affiliates to, (a) give Tencent and its counsel, financial advisors, auditors and other representatives reasonable access to the offices, properties, books and records of the Group Companies, the Principal Business and the Contributed Assets, (b) furnish to Tencent and its counsel, financial advisors, auditors and other representatives such information relating to the Group Companies, the Principal Business and the Contributed Assets as may be reasonably requested and (c) instruct the employees, counsel, accountants and other advisors of the Key Holder and its Affiliates to cooperate with Tencent in Tencent’s investigation of the Group Companies, the Principal Business and the Contributed Assets.

Section 4.18         ESOP. The Parties agree that (a) the Company shall adopt an ESOP as soon as practicable following the Closing, (b) the Key Holder and the relevant Key Holder Parties shall cancel any and all options, restricted share units and other share incentive awards that have been granted to the Transferred Employees under the Key Holder’s share incentive plan but have not become vested in accordance with the vesting schedule and other terms of the awards as of the date hereof, (c) following the Closing Date the Company shall, and shall cause the relevant Group Companies to, grant to such Transferred Employees whose share incentive awards have been cancelled as described in this Section 4.18 such number of share incentive awards of the Company under the ESOP with such exercise price, vesting schedule and other detailed terms as determined by the Board in accordance with the ESOP, and (d) the Company shall ensure that each Person who shall have received any Equity Securities of the Company pursuant to any options, restricted share units and any other share incentive awards granted to such Person under the ESOP grant an irrevocable voting proxy and power of attorney to the Key Holder, appointing the Key Holder as his attorney-in-fact with full power and authority to exercise the voting rights with respect to all of such Equity Securities in any vote of the shareholders of the Company or proposed action by written consent by the shareholders of the Company, and to make, execute and deliver all resolutions, consents and other writings and to do such things and to take such actions in each case to the extent the Key Holder considers necessary to exercise the voting rights.

Article V
INDEMNIFICATION

Section 5.1           Survival of the Representations and Warranties. All representations and warranties made by the Key Holder or the Company to Tencent contained in Section 3.1 and Section 3.3 or by Tencent to the Key Holder and the Company contained in Section 3.4 shall survive for a period of 18 months following the Closing Date, save for the Fundamental Representations which shall survive until the expiration of the applicable statutory limitation periods and the Restructuring Representations which shall survive for a period of 18 months following the Restructuring Completion Date. Notwithstanding the foregoing, if an Indemnified Party asserts any claim in writing pursuant to Section 5.2 resulting from or arising out of an alleged breach of any such representation or warranty on or prior to the applicable expiration date of such representation or warranty, such representation or warranty shall survive, solely with respect to such asserted claim, until such claim has been finally resolved. The covenants and agreements of each Party contained in this Agreement shall survive the Closing until they are terminated, whether by the performance thereof, their respective express terms or as a matter of applicable Law.

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Section 5.2           Indemnification.

(a)          From and after the Closing, the Key Holder and the Company (each, an “Indemnifying Party”) shall indemnify and hold Tencent and its Affiliates (collectively, the “Indemnified Parties”) harmless from and against any losses, claims, damages, judgments, fines, obligations, expenses and Liabilities of any kind or nature whatsoever, including any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any Taxes or levies that may be payable by such Person by reason of the indemnification of any indemnifiable loss hereunder (collectively, “Losses”), resulting from or arising out of (a) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or (b) the violation or non-performance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement.

(b)          From and after the Closing, the Indemnifying Parties shall indemnify and hold the Indemnified Parties harmless from and against any Losses, resulting from or arising out of the violation or non-performance of Section 4.8(d), Section 4.8(e) or Section 4.8(g).

Section 5.3           Third Party Claims.

(a)          If any third party shall notify any Indemnified Party in writing with respect to any matter involving a claim by such third party (a “Third Party Claim”) which such Indemnified Party believes would give rise to a claim for indemnification against an Indemnifying Party under this Article V, then the Indemnified Party shall promptly following receipt of notice of such claim (i) notify the Indemnifying Party thereof in writing and (ii) transmit to the Indemnifying Party a written notice (a “Claim Notice”) describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any) and the basis of the Indemnified Party’s request for indemnification under this Agreement. Notwithstanding the foregoing, no failure or delay in providing such Claim Notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnification hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party in writing within 30 days from receipt of such Claim Notice that the Indemnifying Party disputes such claim for indemnification under this Agreement, the Indemnifying Party shall be deemed to have accepted and agreed with such claim for indemnification under this Agreement.

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(b)          Upon the receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by notifying the Indemnified Party in writing within 30 days of receipt of such Claim Notice that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the relevant proceeding; provided, that any such settlement shall be permitted hereunder only with the written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if (i) the Third Party Claim relates to or arises in connection with any criminal action, (ii) the Third Party Claim seeks an injunction or equitable relief against any Indemnified Party, (iii) the Third Party Claim is or would reasonably be expected to result in Losses in excess of the amounts available for indemnification pursuant to this Article V or (iv) the Indemnifying Party has not acknowledged that such Third Party Claim is subject to indemnification pursuant to this Article V. If the Indemnifying Party assumes the defense of a Third Party Claim pursuant to this Section 5.3(b), the Indemnifying Party shall conduct such defense in good faith.

(c)          If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate reasonably with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including in connection with the making of any related counterclaim against the third party asserting the Third Party Claim or any cross complaint against any Person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to such Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 5.3(b).

(d)          In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense, fails to make such an election within 30 days of receipt of the relevant Claim Notice or otherwise fails to continue the defense of the Indemnified Party reasonably and in good faith, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party.

Section 5.4           Other Claims. If any Indemnified Party has a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the “Indemnity Notice”) describing in reasonable detail the nature of the claim, the Indemnified Party’s best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party’s request for indemnification under this Agreement; provided, that no failure or delay in providing such Indemnity Notice shall constitute a waiver or otherwise modify the Indemnified Party’s right to indemnification hereunder, except to the extent that the Indemnifying Party shall have been prejudiced by such failure or delay. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

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Section 5.5           Limitations on Liability.

(a)          Basket; Maximum Liability. Other than with respect to fraud or breach of any of the Fundamental Representations or Section 4.4, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10 or Section 4.15, (i) no Indemnifying Party shall be liable under Section 5.2(a) unless and until the aggregate amount of the relevant claim exceeds US$250,000 (in which case the Indemnifying Party shall be responsible for the full amount of such claim, subject to Section 5.5(a)(ii)) and (ii) the maximum aggregate liability of the Indemnifying Parties towards the Indemnified Parties in respect of all Losses under Section 5.2(a) shall not exceed the Tencent Purchase Price.

(b)          Double Claims. No Indemnifying Party shall be required to compensate any Indemnified Party more than once (whether under this Agreement or any other Transaction Document) in respect of the same Loss. For the avoidance of doubt and to avoid double recovery, if Tencent has exercised its right of redemption and received the Redemption Price (as defined under the Articles) with respect to any breach by any Group Company of any of the Transaction Documents pursuant to Article 46 through Article 50 of the Articles, the Indemnified Parties shall not be entitled to make any claim or recover any any losses, claims, damages, judgments, fines, obligations, expenses and Liabilities of any kind or nature whatsoever hereunder and under other Transaction Documents for the same breach.

(c)          Exclusive Monetary Remedy. Notwithstanding any provision to the contrary in this Agreement, this Article V shall be the sole and exclusive monetary remedy of the Indemnified Parties for any claim arising out of or resulting from this Agreement. Nothing in this Article V or elsewhere in this Agreement shall affect the Parties’ rights to specific performance or other equitable or non-monetary remedies with respect to the covenants and agreements in this Agreement.

(d)          Mitigation. To the extent required by applicable Law, the relevant Indemnified Party shall mitigate any Losses for which the Indemnified Party makes claims under the Agreement; provided, that all costs of mitigation shall be taken into account in calculating the amount of Losses hereunder.

(e)          Materiality. For purposes of this Article V, materiality, Material Adverse Effect and other similar qualifications contained in any representations and warranties shall be disregarded for the sole purposes of calculating the amount of Losses under this Article V.

Article VI
MISCELLANEOUS

Section 6.1           Disclosure Schedule References. The Parties agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to or, as applicable, a disclosure for purposes of (i) the representations and warranties, or covenants, as applicable, of the relevant Party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such Party that is contained in this Agreement, regardless of the absence of an express reference or cross reference thereto, but only if the relevant disclosure is fully and fairly disclosed and the relevance of that reference as an exception to or a disclosure for purposes of such representations and warranties would be reasonably apparent. The Parties acknowledge and agree that the Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Tencent, and the disclosure by the Company of any matter in the Disclosure Schedule shall not be deemed to constitute an acknowledgment by the Company that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

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Section 6.2           Governing Law; Arbitration. This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force when the relevant arbitration notice is received by the HKIAC. There shall be three arbitrators. The Key Holder and the Company collectively shall have the right to appoint one arbitrator, Tencent shall have the right to appoint one arbitrator and the third arbitrator shall be appointed by the HKIAC. The language to be used in the arbitration proceedings shall be English. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the Contemplated Transactions. The award of the arbitration tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award. Any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

Section 6.3           Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 6.4           Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 6.5           Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by any Party without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void. Notwithstanding the foregoing, Tencent may assign its rights hereunder to any of its Affiliates.

Section 6.6           Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) in writing and served by personal delivery upon the Party for whom it is intended, (b) if delivered by facsimile or electronic mail with receipt confirmed or (c) if delivered by certified mail, registered mail or courier service, return-receipt received, to the Party at the address set forth below:

If to the Key Holder, at:

Address:	Building 105, 10 Jiuxianqiao North Road Jia, Chaoyang District, Beijing 100015, P.R. China
Attn:	Xiaojing Li
Email:	lixiaojing01@58ganji.com

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With a copy (which shall not constitute notice) to:

Address:	Skadden, Arps, Slate, Meagher & Flom LLP
c/o 42/F Edinburgh Tower, The Landmark, 15 Queen’s Road Central, Hong Kong
Attn:	Z. Julie Gao
Facsimile:	+852 3910 4863
Email:	julie.gao@skadden.com

Address:	Skadden, Arps, Slate, Meagher & Flom LLP
46/F, Jing An Kerry Centre, Tower II, 1539 Nanjing West Road, Shanghai 200040, P.R. China
Attn:	Haiping Li
Facsimile:	+86 21 6193 8310
Email:	haiping.li@skadden.com

If to the Company, at:

Address:	Building 101, 10 Jiuxianqiao North Road Jia, Chaoyang District, Beijing 100015, P.R. China
Attn:	Wei Huang
Email:	hw@58ganji.com

If to Tencent, at:

Address:	c/o Tencent Holdings Limited
Level 29, Three Pacific Place, 1 Queen’s Road East, Wanchai,
Hong Kong
Attn.:	Compliance and Transactions Department
E-mail:	legalnotice@tencent.com

With a copy (which shall not constitute notice) to:

Address:	Tencent Building, Keji Zhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen 518057, PRC
Attn.:	Mergers and Acquisitions Department
E-mail:	PD_Support@tencent.com

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With a copy (which shall not constitute notice) to:

Address:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
12th Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong
Attn:	Jeanette K. Chan, Esq.
Facsimile:	(852) 2840-4300
E-mail:	jchan@paulweiss.com

Address:	Paul, Weiss, Rifkind, Wharton & Garrison LLP
Unit 3601, Office Tower A, Beijing Fortune Plaza, No. 7 Dongsanhuan Zhonglu, Chaoyang District, Beijing 100020, PRC
Attn:	Judie Ng Shortell, Esq.
Facsimile:	(86) 10-6530-9070/9080
Email:	jngshortell@paulweiss.com

Any Party may change its address for purposes of this Section 6.6 by giving the other Parties written notice of the new address in the manner set forth above.

Section 6.7           Entire Agreement. This Agreement, together with the Schedules and Exhibits and the other Transaction Documents, constitutes the entire understanding and agreement among the Parties with respect to the matters covered hereby and thereby, and all prior agreements and understandings, oral or in writing, if any, among the Parties with respect to the matters covered hereby and thereby are superseded by this Agreement and the other Transaction Documents.

Section 6.8           Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable Law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 6.9           Fees and Expenses. Except as otherwise provided in this Agreement, the Parties will bear their respective expenses incurred in connection with the negotiation, preparation and execution of the Transaction Documents and the Contemplated Transactions, including fees and expenses of attorneys, accountants, consultants and financial advisors; provided, that if the Contemplated Transactions are consummated, then the Company shall bear all such expenses incurred by Tencent, up to an aggregate amount equal to US$200,000.

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Section 6.10         Confidentiality.

(a)          Subject to Section 6.10(b) and Section 6.10(c), each Party shall keep confidential and shall not disclose to any Person the existence and provisions of any Transaction Document, the negotiations relating to any Transaction Document and any non-public material or information with respect to the business, technology, financial conditions or other aspects of the other Parties or their respective Affiliates (collectively, “Confidential Information”).

(b)          Confidential Information shall not include any information that is (i) previously known on a non-confidential basis by the receiving Party, (ii) in the public domain through no fault of such receiving Party, its Affiliates or its or its Affiliates’ officers, directors or employees, (iii) received from a Person other than any of the other Parties or their respective representatives or agents, so long as such Person was not, to the best knowledge of the receiving Party, subject to a duty of confidentiality to such other Party or (iv) developed independently by the receiving Party without reference to confidential information of the disclosing Party.

(c)          Notwithstanding Section 6.10(a):

(i)          each of Tencent and the Key Holder and their respective Affiliates may disclose Confidential Information to the extent such disclosure is necessary in connection with its normal accounting or Tax reporting in respect of its investment in the Company as required by applicable accounting standards or Laws;

(ii)         any Party may disclose Confidential Information to the extent that such disclosure is required under applicable Laws or any judicial or regulatory process or is requested by any Governmental Authority or other regulatory body, including the rules and requirements of the SEC and/or any securities exchange; provided, that such Party shall, to the extent permitted by Law and so far as it is practicable, provide the other Parties with prompt notice of such requirement or request and cooperate with the other Parties at such other Parties’ request and cost to enable such other Parties to seek an appropriate protection order or remedy; and

(iii)        any Party may disclose Confidential Information to its Affiliates and its and its Affiliates’ respective officers, directors, employees, agents, professional advisors and representatives on a need-to-know basis; provided, that such Party shall use commercially reasonable efforts to ensure that each such Person to which it discloses Confidential Information strictly abides by the confidentiality obligations hereunder.

Section 6.11         Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 6.12         Termination.

(a)          This Agreement may be terminated at any time prior to the Closing:

(i)          by the written consent of each of the Parties;

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(ii)         by any Party by written notice to the other Parties if the Closing shall not have occurred by June 30, 2017; provided, that no Party shall be permitted to terminate this Agreement pursuant to this Section 6.12(a)(ii) if the failure to consummate the Closing was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement;

(iii)        by any Party by written notice to the other Parties if any Governmental Authority shall have issued any Order or taken any other action permanently restraining, enjoining, preventing, prohibiting or otherwise making illegal the consummation of the Contemplated Transactions and such Order or other action has become final and non-appealable; provided, that no Party shall be permitted to terminate this Agreement pursuant to this Section 6.12(a)(iii) if the imposition of such Order or other action was proximately caused by the breach by such Party or its Affiliate of any representation, warranty or covenant in this Agreement, the Framework Restructuring Agreement or any Restructuring Document;

(iv)        by Tencent if there exists a breach of any representation or warranty of the Key Holder or the Company such that the condition set forth in Section 2.4(a)(i) would not be satisfied and such breach has not been cured, or is incapable of being cured, by the Key Holder or the Company (as the case may be) within 30 days following its receipt of notice from Tencent of such breach; or

(v)         by the Key Holder or the Company if there exists a breach of any representation or warranty of Tencent such that the condition set forth in Section 2.4(b)(i) would not be satisfied and such breach has not been cured, or is incapable of being cured, by Tencent within 30 days following its receipt of notice from the Key Holder or the Company (as the case may be) of such breach.

(b)          Upon the termination of this Agreement pursuant to this Section 6.12, this Agreement (other than Article I, Article V and this Article VI) shall become void and have no further force or effect; provided, that no such termination shall relieve any Party of liability for any breach of this Agreement prior to such termination.

Section 6.13         Joint and Several Liability. All representations and warranties made by the Key Holder or the Company in this Agreement are made by the Key Holder and the Company jointly and severally. The Key Holder shall cause the Company to perform all of the undertakings, covenants and agreements given or entered into by the Company in Sections 2.1, 4.3 (for the period between the date hereof and the Closing Date only), 4.7(a), 4.7(b), 4.7(c) and 4.8(f).

Section 6.14         Third Party Rights. Except as provided in Section 5.2, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of, or enjoy any benefit under, this Agreement, provided that any Affiliate of Tencent that is not a company may not bring any claim directly against the Key Holder or the Company pursuant to this Agreement.

Section 6.15         Headings. The headings of the various Articles and Sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the Article or Section so designated.

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Section 6.16         Execution in Counterparts. This Agreement may be executed in one or more counterparts, including counterparts transmitted by facsimile or e-mail, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of executed signature pages by facsimile or electronic transmission (via scanned PDF) by all Parties will constitute effective and binding execution and delivery of this Agreement.

Section 6.17         Waiver. No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

58.COM INC.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Authorized Signatory

Magic Heart Inc.

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

ZHUAN SPIRIT HOLDINGS LIMITED

By:	/s/ Jinbo Yao
Name:	Jinbo Yao
Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Tencent Mobility limited

By:	/s/ MA Huateng
Name:	MA Huateng
Title:	Authorized Signatory